CREDIT SUISSE FIRST BOSTON                                 Exhibit 20    Page 1

                 Key Bank USA, N.A. Automotive Specialty Finance

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                   February 1, 1999 through February 28, 1999

A. ORIGINAL DEAL PARAMETER INPUTS
(A) Original Total Portfolio                                                               $110,005,944.94
(B) Class A Noteholders' Percentage                                                                  67.00%
(C) Original Class A Note Balance                                                           $73,703,000.00
(D) Class A Note Rate                                                                                 6.35%
(E) Class B Noteholders' Percentage                                                                  17.00%
(F) Original Class B Note Balance                                                           $18,701,000.00
(G) Class B Note Rate                                                                                 6.65%
(H) Class C Noteholders' Percentage                                                                  10.00%
(I) Original Class C Note Balance                                                           $11,000,000.00
(J) Class C Note Rate                                                                                 7.20%
(K) Class D Certificateholders' Percentage                                                            6.00%
(L) Original Class D Certificate Balance                                                     $6,601,944.94
(M) Class D Certificate Rate                                                                          0.00%
(N) Servicing Fee Rate                                                                                3.50%
(O) Original Weighted Average Coupon (WAC)                                                           20.08%
(P) Original Weighted Average Remaining Term (WAM)                                                   54.68 months
(Q) Number of Contracts                                                                              9,172
(R) Reserve Account ("RA")
    (i)   Maximum Specified Reserve Balance                                                   5,500,297.25
    (ii)  Minimum Specified Reserve Balance                                                   2,200,118.90
    (iii) Initial Deposit                                                                     1,650,089.17

(S) Noteholders' Percentage                                                                          94.00%

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                                           Total Trust

(A) Total Portfolio Outstanding                                                             $47,094,950.49
(B) Total Portfolio Pool Factor                                                                  0.4281128
(C) Class A Note Balance                                                                    $31,227,678.37
(D) Class A Principal Factor                                                                     0.4236962
(E) Class A Interest Carryover Shortfall                                                              0.00
(F) Class A Principal Carryover Shortfall                                                             0.00
(G) Class B Note Balance                                                                     $7,923,541.95
(H) Class B Principal Factor                                                                     0.4236962
(I) Class B Interest Carryover Shortfall                                                              0.00
(J) Class B Principal Carryover Shortfall                                                             0.00
(K) Class C Note Balance                                                                     $4,660,657.81
(L) Class C Principal Factor                                                                     0.4236962
(M) Class C Interest Carryover Shortfall                                                              0.00
(N) Class C Principal Carryover Shortfall                                                             0.00
(O) Class D Certificate Balance                                                              $3,283,072.33
(P) Reserve Account Balance                                                                   4,635,004.74
(Q) Payahead Account Balance                                                                    145,417.68
(R) Aggregate Subordinated Servicing Fees to Date                                             2,554,315.37
(S) Current Servicing Fees Accrued but Unpaid (after first Nine Months)                               0.00
(T) Cumulative Net Losses for All Prior Periods                                              14,686,742.78
(U) Weighted Average Coupon of Remaining Portfolio (WAC)                                             19.89%
(V) Weighted Average Remaining Term of Remaining Portfolio (WAM)                                     35.73 months
(W) Number of Contracts                                                                              5,318

C. INPUTS FROM THE MAINFRAME

(A) Precomputed Contracts
    (i)   Principal Payments Received                                                        $1,748,858.54
    (ii)  Interest Payments Received                                                            740,041.90
    (iii) Repurchased Loan Principal                                                                  0.00
    (iv)  Repurchased Loan Interest                                                                   0.00
(B) Partial Prepayments - Amount Added to Payahead Account                                       29,404.03
(C) Amount Applied From Payahead Account                                                              0.00
(D) Weighted Average Coupon of Remaining Portfolio (WAC)                                             19.88%
(E) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                                 34.79 months
(F) Remaining Number of Contracts                                                                    5,123
(G) Delinquent Contracts

                                                                       Contracts                 Amount
                                                                       ---------                 ------
    (i)   30-59 Days Delinquent                                         139           2.71%  $1,199,205.48   2.70%
    (ii)  60-89 Days Delinquent                                           1           0.02%       8,135.46   0.02%
    (iii) 90 Days or More Delinquent                                      0           0.00%           0.00   0.00%

D. INPUTS DERIVED FROM OTHER SOURCES

(A) Aggregate Net Losses for Collection Period                                                 $490,674.79
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                                    $991,278.45
    (ii)  Net Liquidation Proceeds Received During the Collection Period                        368,888.24
    (iii) Recoveries on Previously Liquidated Contracts                                         131,715.42
(C) Number of Financed Vehicles Repossessed but not yet Charged off                                     73


I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing Agreement dated June 1, 1997, and is correct, to the best of my knowledge.

                               Vice-President                 03/10/99
/s/ Thomas R. Blend
------------------------------------------------              -----------------
Signature                               Title                 Date

CREDIT SUISSE FIRST BOSTON                    Exhibit 20                 Page 2

                 Key Bank USA, N.A. Automotive Specialty Finance

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                   February 1, 1999 through February 28, 1999

I. COLLECTIONS
(A) Principal Payments Received (C(A)i)                                                                          $1,748,858.54
(B) Interest Payments Received (C(A)ii)                                                                             740,041.90
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                                                        500,603.66
(D) Principal on Repurchased Contracts (C(A)iii)                                                                          0.00
(E) Interest on Repurchased Contracts (C(A)iv)                                                                            0.00
                                                                                                       -----------------------

(F) Total Collections (A+B+C+D+E)                                                                                $2,989,504.10

                                                                                                       -----------------------

(G) Total Available Amount (F)                                                                                   $2,989,504.10

II. DISTRIBUTIONS

(A) Principal Payments Received (C(A)i)                                                                          $1,748,858.54
(B) Principal on Repurchased Contracts (C(A)iii)                                                                          0.00
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                                                       991,278.45
                                                                                                       -----------------------
(D) Principal Distribution Amount (A+B+C)                                                                        $2,740,136.99


(E) Current Servicing Fee Due                                                                                      $137,360.27
(F) Accrued and Unpaid Servicing Fees for Prior Collection Periods (B(S))                                                 0.00
                                                                                                       -----------------------
(G) Total Servicing Fees Payable                                                                                    137,360.27
(H) Servicing Fees Paid from Collection Account                                                                     137,360.27
(I) Reserve Account Draw for Servicing Fees Payable                                                                       0.00
(J) Servicing Fee Shortfall                                                                                               0.00
(K) Current Subordinated Servicing Fee                                                                                    0.00
(L) Aggregate Subordinated Servicing Fees Before (P)                                                              2,554,315.37

(M) Class A Distributable Amount
    (i)   Class A Monthly Interest Distributable Amount                                                            $165,246.46
    (ii)   Class A Interest Distributable Amount                                                                    165,246.46
    (iii)   Class A Monthly Principal Distributable Amount                                                        1,835,895.49
    (iv)   Class A Principal Distributable Amount                                                                 1,835,895.49
                                                                                                       -----------------------

    (v) Total Distributable Amount (i+ii)                                                                        $2,001,141.95
    (vi) Class A Interest Paid from Collection Account                                                              165,246.46
    (vii) Reserve Account Draw for Class A Interest Payable                                                              $0.00
    (viii) Class A Interest Carryover Shortfall                                                                          $0.00
    (ix) Class A Principal Paid from Collection Account                                                           1,835,895.49
    (x) Reserve Account Draw for Class A Principal Payable                                                                0.00
    (xi) Class A Principal Carryover Shortfall                                                                            0.00

(N) Class B Distributable Amount
    (i)   Class B Monthly Interest Distributable Amount                                                             $43,909.63
    (ii)   Class B Interest Distributable Amount                                                                     43,909.63
    (iii)   Class B Monthly Principal Distributable Amount                                                          465,830.18
    (iv)   Class B Principal Distributable Amount                                                                   465,830.18
                                                                                                       -----------------------

    (v) Total Distributable Amount (i+ii)                                                                          $509,739.81
    (vi) Class B Interest Paid from Collection Account                                                               43,909.63
    (vii) Reserve Account Draw for Class B Interest Payable                                                              $0.00
    (viii) Class B Interest Carryover Shortfall                                                                          $0.00
    (ix) Class B Principal Paid from Collection Account                                                             465,830.18
    (x) Reserve Account Draw for Class B Principal Payable                                                                0.00
    (xi) Class B Principal Carryover Shortfall                                                                            0.00

(O) Class C Distributable Amount
    (i)   Class C Monthly Interest Distributable Amount                                                             $27,963.95
    (ii)   Class C Interest Distributable Amount                                                                     27,963.95
    (iii)   Class C Monthly Principal Distributable Amount                                                          274,003.10
    (iv)   Class C Principal Distributable Amount                                                                   274,003.10
                                                                                                       -----------------------

    (v) Total Distributable Amount (i+ii)                                                                          $301,967.05
    (vi) Class C Interest Paid from Collection Account                                                               27,963.95
    (vii) Reserve Account Draw for Class C Interest Payable                                                              $0.00
    (viii) Class C Interest Carryover Shortfall                                                                          $0.00
    (ix) Class C Principal Paid from Collection Account                                                             274,003.10
    (x) Reserve Account Draw for Class C Principal Payable                                                                0.00
    (xi) Class C Principal Carryover Shortfall                                                                            0.00

(P) Payment of Subordinated Servicing Fees
    (i)   Aggregate Subordinated Servicing Fees from Current and Prior Periods (II(L))                           $2,554,315.37
    (ii)  Subordinated Servicing Fees Paid from Collection Account                                                        0.00
    (iii)  Aggregate Subordinated Servicing Fees to Date (i-ii)                                                  $2,554,315.37

(Q) Certificateholders' Distributable Amount
    (i)  Certificateholders' Distributable Amount                                                                  $164,408.22
    (ii)  Certificateholders' Distributable Amount Paid from Collection Account                                           0.00

CREDIT SUISSE FIRST BOSTON                             Exhibit 20        Page 3


                 Key Bank USA, N.A. Automotive Specialty Finance

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                   February 1, 1999 through February 28, 1999

III. PAYAHEAD ACCOUNT INFORMATION
---------------------------------

(A) Beginning Period Balance (B(Q))                                                                         $145,417.68
(B) Amounts Applied to Payahead Account (C(B))                                                                29,404.03
(C) Amounts Withdrawn from Payahead Account (C(C))                                                                 0.00
                                                                                                ---------------------
(D) Ending Period Balance                                                                                   $174,821.71

IV. POOL BALANCES AND PORTFOLIO INFORMATION
-------------------------------------------
                                                                         Begin. of Period          End of Period
                                                                         ----------------          -------------
(A) Balances and Principal Factors
    (i)    Total Pool Balance                                               $47,094,950.49               $44,354,813.50
    (ii)   Total Pool Factor                                                     0.4281128                    0.4032038
    (iii)  Receivables Balance                                               47,094,950.49                44,354,813.50
    (iv)   Prefunding Account Balance                                                 0.00                         0.00
    (v)    Class A Note Balance                                             $31,227,678.37               $29,391,782.88
    (vi)   Class A Principal Factor                                              0.4236962                    0.3987868
    (vii)  Class B Note Balance                                              $7,923,541.95                $7,457,711.77
    (viii) Class B Principal Factor                                              0.4236962                    0.3987868
    (ix)   Class C Note Balance                                              $4,660,657.81                $4,386,654.71
    (viii) Class C Principal Factor                                              0.4236962                    0.3987868
    (ix)   Class D Certificate Balance                                       $3,283,072.33                $3,118,664.11

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                                              19.89%                       19.88%
    (ii)  Weighted Average Remaining Maturity (WAM)                                  35.73 months                 34.79 months
    (iii) Remaining Number of Contracts                                              5,318                        5,123



V. RECONCILIATION OF RESERVE ACCOUNT ("RA")


(A) Beginning RA Balance (B(H))                                                                           $4,635,004.74

(B) Draw for Servicing Fee (II(I))                                                                                 0.00
(C) Draw for Class A Interest Distributable Amount (II(M(vii)))                                                    0.00
(D) Draw for Class B Interest Distributable Amount (II(N(vii)))                                                    0.00
(E) Draw for Class C Interest Distributable Amount (II(O(vii)))                                                    0.00
(F) Draw for Class A Principal Distributable Amount (II(M(iv)))                                                    0.00
(G) Draw for Class B Principal Distributable Amount (II(N(x)))                                                     0.00
(H) Draw for Class C Principal Distributable Amount (II(O(x)))                                                     0.00

(I) Overcollateralization Amount                                                                         $14,963,030.62
(J) Maximum Specified Reserve Balance                                                                      4,996,635.45
(K) Specified Reserve Account Balance                                                                      4,996,635.45

(L) Amount Available for Deposit to the RA                                                                    39,295.02
                                                                                                  ---------------------

(M) RA Balance Prior to Release                                                                           $4,674,299.76
(N) Specified Reserve Account Balance                                                                      4,996,635.45
(O) Reserve Account Release                                                                                        0.00

(P) Ending Reserve Account Balance                                                                        $4,674,299.76


VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY


(A) Aggregate Net Losses for Collection Period (VII(B)i-ii-iii)                                             $490,674.79
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                                         $991,278.45
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(E)ii)                            368,888.24
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                                            131,715.42
(C) Cumulative Net Losses for all Periods (VI(A)+B(T))                                                    15,177,417.57

(D) Delinquent and Repossessed Contracts
                                                                             Contracts                      Amount
                                                                             ---------                      ------

    (i)   30-59 Days Delinquent (C(G)i)                                             139       2.71%       $1,199,205.48       2.70%
    (ii)  60-89 Days Delinquent (C(G)ii)                                              1       0.02%            8,135.46       0.02%
    (iii) 90 Days or More Delinquent (C(G)iii)                                        0       0.00%                0.00       0.00%

    (iv)  Financed Vehicles Repossessed but not yet Charged off
                 and Contracts Delinquent over 60 days(D(E))                         74       1.42%          710,737.90       1.60%

CREDIT SUISSE FIRST BOSTON                            Exhibit 20        Page 4

                 Key Bank USA, N.A. Automotive Specialty Finance

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                   February 1, 1999 through February 28, 1999

         VII. TESTS FOR INCREASE IN RESERVE ACCOUNT BALANCE


         (A) Ratio of Net Losses to the Pool Balance as of Each Collection Period.
             (i)   Second Preceding Collection Period                                                6.33%
             (ii)  Preceding Collection Period                                                      16.37%
             (iii) Current Collection Period                                                        12.50%
             (iv)  Three Month Average (Avg(i,ii,iii))                                              11.74%

         (B) Ratio of Balance of Contracts Delinquent 60 Days or More and
                Balance of Financed Vehicles Repossessed
                but not Charged off to the Outstanding Pool
                Balance as of Each Collection Period.
             (i)   Second Preceding Collection Period                                                2.95%
             (ii)  Preceding Collection Period                                                       2.43%
             (iii) Current Collection Period                                                         1.60%
             (iv)  Three Month Average (Avg(i,ii,iii))                                               2.33%

         (C) Cumulative Net Loss Ratio                                                              13.80%

         (D) Loss and Delinquency Trigger Indicator                                     Trigger Was Not Hit


         VIII. RECONCILIATION OF COLLECTION ACCOUNT


         (A) Collection Account Beginning Balance (I(H))                                     2,989,504.10
         (B) Servicing Fee Paid (II(H))                                                        137,360.27
         (C) Class A Interest Paid (II(M(vi)))                                                 165,246.46
         (D) Class B Interest Paid (II(N(vi)))                                                  43,909.63
         (E) Class C Interest Paid (II(O(vi)))                                                  27,963.95
         (F) Class A Principal Paid (II(M(ix)))                                              1,835,895.49
         (G) Class B Principal Paid (II(N(ix)))                                                465,830.18
         (H) Class C Principal Paid (II(O(ix)))                                                274,003.10
         (I) Reserve Account Deposit                                                            39,295.02
         (J) Previously Subordinated Servicing Fees Paid (II(P(ii)))                                 0.00
         (K) Certificateholders' Distributable Amount Paid (II(Q(ii)))                               0.00
         (L) Releases to Seller                                                                      0.00

                    AFG Receivables Trust 1997-A             Exhibit 20 Page 5
             Monthly Statement to Noteholders and Certificateholders
                          Servicer: Key Bank USA, N.A.
                      Sub Servicer: AutoFinance Group, Inc.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period: February 1, 1999 through February 28, 1999
Distribution Date: 03/15/99
Month:         21

Statement for Class A, Class B and Class C Noteholders and Certificateholders Pursuant         Per $1,000 of Outstanding
to Section 5.6 of the Sale and Servicing Agreement                                             Class A/Class B/Class C
                                                                                               Certificate Amount
                                                                                               --------------------
(i)  Principal Distribution
          Class A Note  Amount                                                   1,835,895.49       58.7906495
          Class B Note  Amount                                                     465,830.18       58.7906496
          Class C Note  Amount                                                     274,003.10       58.7906494
          Certificates  Amount                                                     164,408.22       50.0775502


(ii)  Interest Distribution
          Class A Note  Amount                                                     165,246.46        5.2916665
          Class B Note  Amount                                                      43,909.63        5.5416669
          Class C Note  Amount                                                      27,963.95        6.0000007



(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period)44,354,813.50


(iv)   Class A Notes Balance (end of Collection Period)                         29,391,782.88
        Class A Pool Factor (end of Collection Period)                              0.3987868
        Class B Notes Balance (end of Collection Period)                         7,457,711.77
        Class B Pool Factor (end of Collection Period)                              0.3987868
        Class C Notes Balance (end of Collection Period)                         4,386,654.71
        Class C Pool Factor (end of Collection Period)                              0.3987868
        Certificates Balance (end of Collection Period)                          3,118,664.11



(v)  Basic Servicing Fee                                                           137,360.27        2.9166667


(vi)   Aggregate Net Losses                                                        490,674.79


(vii)   Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                 4,674,299.76
        Specified Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                 4,996,635.45
        Draws on Reserve Account                                                         0.00
        Deposits to Reserve Account                                                 39,295.02


(viii)  Class A Notes Interest Carryover Shortfall                                       0.00        0.0000000
         Class B Notes Interest Carryover Shortfall                                      0.00        0.0000000
         Class C Notes Interest Carryover Shortfall                                      0.00        0.0000000
         Class A Notes Principal Carryover Shortfall                                     0.00        0.0000000
         Class B Notes Principal Carryover Shortfall                                     0.00        0.0000000
         Class C Notes Principal Carryover Shortfall                                     0.00        0.0000000


(ix)  Aggregate Purchase Amount of Receivables Repurchased by the Seller
        or purchased by Servicer                                                         0.00


(x)  Delinquent Contracts
                                                                             Number              Balance
                                                                      -----------------------------------------
           30-59 Days                                                                  139           1,199,205.48
           60-89 Days                                                                    1               8,135.46
           90 Days or More                                                               0                   0.00